UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2026
___________

DYNEX CAPITAL, INC.
(Exact name of registrant as specified in its charter)

Virginia	001-9819		52-1549373
(State or other jurisdiction of incorporation)	(Commission File Number)		(IRS Employer Identification No.)
140 Eastshore Drive, Suite 100
Glen Allen, Virginia			23059-5755
(Address of principal executive offices)			(Zip Code)
	(804)	217-5800
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	DX	New York Stock Exchange
6.900% Series C Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, par value $0.01 per share	DXPRC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Current Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 21, 2026, the Board of Directors of Dynex Capital Inc. (the “Company”), approved a form of Indemnification Agreement (the “Indemnification Agreement”), and the Company intends to enter into an Indemnification Agreement with each of its directors and executive officers (each, an “Indemnitee”). The Indemnification Agreement provides generally that the Company will indemnify each Indemnitee and advance expenses to each Indemnitee to the fullest extent permitted under Virginia law, and to provide for continued coverage of each Indemnitee under the Company’s directors’ and officers’ insurance policies. The form of Indemnification Agreement is attached hereto as Exhibit 10.1. The foregoing summary and description of the provisions of the Indemnification Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Indemnification Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 21, 2026, the Company held its annual meeting of of shareholders (the “2026 Annual Meeting”). At the 2026 Annual Meeting, the Company’s shareholders approved an amendment to Article III of the Company’s Articles of Incorporation (the “Charter Amendment”), to increase the number of authorized shares of the Company’s common stock from 360,000,000 to 720,000,000. The Charter Amendment was filed with the Virginia State Corporation Commission (the “SCC”) on May 21, 2026 and became effective following the issuance of the Certificate of Amendment by the SCC to the Company on May 22, 2026.

The foregoing description of the Charter Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Third Articles of Amendment to the Restated Articles of Incorporation, which is filed as Exhibit 3.1 to this Current Report on Form 8-K, and is incorporated by reference herein.

Item 5.07    Submission of Matters to a Vote of Security Holders.

At the 2026 Annual Meeting, four proposals were submitted to the Company’s shareholders, including the proposals to approve the Charter Amendment. The proposals are described in detail in the Company’s definitive proxy statement for the 2026 Annual Meeting, which was filed with the Securities and Exchange Commission on April 7, 2026 (the “2026 Proxy Statement”). A quorum of the Company’s common shares was present for the 2026 Annual Meeting, and the final results for the votes regarding the proposals are set forth below.

Proposal 1 - Shareholders elected six directors of the Company to hold office until the next annual meeting and until their successors have been elected and duly qualified. The name of each director elected and the votes cast for such individuals are set forth below:

Name	For	Against	Abstentions	Broker Non-Votes
Byron L. Boston	76,521,638	1,352,641	942,677	61,836,704
Marie Chandoha	76,265,730	1,626,611	924,615	61,836,704
Julia L. Coronado, Ph.D.	76,292,040	1,616,254	908,662	61,836,704
Alexander I. Crawford	76,852,682	1,036,287	927,986	61,836,704
Andrew I. Gray	76,708,074	1,192,421	916,461	61,836,704
Smriti L. Popenoe	76,454,388	1,381,893	980,675	61,836,704

Proposal 2 - Shareholders approved, in an advisory and non-binding vote, the compensation of the Company’s named executive officers as disclosed in the 2026 Proxy Statement. The votes regarding Proposal 2 were as follows:

For	Against	Abstentions	Broker Non-Votes
72,897,804	3,839,581	2,079,571	61,836,704

Proposal 3 - Shareholders approved a proposal to ratify the Company’s selection of Ernst & Young LLP, independent certified public accountants, as auditors for the Company for the 2026 fiscal year. The votes regarding Proposal 3 were as follows:

For	Against	Abstentions
137,254,062	1,538,972	1,860,626

Proposal 4 - Shareholders approved a proposal to amend to the Company’s Articles of Incorporation to increase the number of authorized shares of common stock from 360,000,000 to 720,000,000. The votes regarding Proposal 4 were as follows:

For	Against	Abstentions
123,760,469	14,097,355	2,795,837

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Third Articles of Amendment to the Restated Articles of Incorporation, effective as of May 22, 2026
10.1	Dynex Capital, Inc. Form of Indemnification Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNEX CAPITAL, INC.

Date:	May 22, 2026	By:	/s/ Michael A. Angelo
Michael A. Angelo
Chief Legal Officer and Corporate Secretary